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                                 EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

PARENT

Kentucky First Federal Bancorp

                                                                       STATE OR
                                                      PERCENTAGE  OTHER JURISDICTION
SUBSIDIARIES                                          OWNERSHIP    OF INCORPORATION
------------                                          ---------    ----------------
First Federal Savings and Loan Association of Hazard     100%       United States
First Federal Savings Bank of Frankfort                  100%       United States
Main Street Financial Services, Inc. (1)                 100%         Kentucky

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(1) Wholly owned subsidiary of First Federal Savings Bank of Frankfort.